FUNDING AGREEMENT

     AGREEMENT, made as of December 16, 1999, by and between SYCONET.COM, INC. ("SYCD"), a Delaware corporation having its principal offices at 9208A Venture Court, Manassas Park, Virginia 20111, and ALLIANCE EQUITIES, INC., a Florida corporation having its principal offices at 12147 N.W. 9th Drive, Coral Springs, Florida 33071, ("Alliance").

     WHEREAS, SYCD is desirous of receiving short term financing, and Alliance is willing and able to provide such financing, on the terms and conditions set forth below:

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Financing Commitment. Alliance agrees to provide to SYCD an aggregate of $2,000,000.00 in loans (the "Loans"), each loan to be an unsecured SYCD obligation bearing interest at an annual rate of 12% per annum and repayable by SYCD by SYCD issuing to Alliance that number of shares of SYCD common stock (the "Shares") registered under the Securities Act of 1933, as amended (the "Securities Act"), equal to principal plus interest accrued to the payment date, each share to be valued at the lower of $0.98 or the average of the closing bid price of SYCD's common stock as reported on YAHOO for the 20 days prior to the declaration by the Securities


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and Exchange Commission of the effectiveness of the SYCD Registration  Statement on Form SB-2 (the "SB-2") registering under the Securities Act the Shares and the 600,000 warrants described in Section 3 below.

     2. Loan Schedule. Alliance shall make the Loans to SYCD by making a loan to SYCD of $500,000.00 principal amount on each of the following four dates:

          a. the date on which SYCD files with the SEC a Registration Statement on Form 10;

          b.   the date on which the SEC declares effective SYCD's SB-2;

          C.   60 days following the effectiveness of the SB-2; and

          d.   120 days following the effectiveness of the SB-2.

     3. Inducement Fee. SYCD agrees that upon the closing of the initial $500,000.00 Loan (a) SYCD will issue to Alliance warrants (the "Warrants") entitling Alliance to purchase 600,000 shares of SYCD common stock of a price of $.01 per share for five years, and (b) SYCD will pay to Alliance in cash a Loan administration fee of $30,000.00. SYCD agrees to register under the Securities Act and include in the SB-2 the shares of SYCD common stock issuable upon exercise of the Warrants.


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     4.  Amendment;  Breach and  Waiver.  This  Agreement  may not be amended or modified in any manner, except by an instrument in writing signed by both parties hereto. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or any other provision, or of the right of such party thereafter to enforce each and every such provision or other provision in the event of a subsequent breach.

     5. Agreement Binding Upon Successors. This Agreement shall inure to the benefit of and shall be binding upon SYCD, its successors and assigns, and upon Alliance and its successors and assigns.

     6. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

     7. Choice of Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice-of-law principles. Each party hereby irrevocably submits to the jurisdiction of any state or Federal court sitting in New York County, New York in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably waives the defenses of improper venue or


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an  inconvenient  forum for the  maintenance of any such action or proceeding to the fullest extent permitted by law.

     8. Section Headings. Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, undertakings, restrictions, warranties, promises or representations between the parties with respect to the subject matter hereof other than those set forth herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         SYCONET.COM, INC.


                                         By: /s/ Sy Robert Picon
                                             ---------------------------
                                             Sy Robert Picon, Chairman


                                         ALLIANCE EQUITIES, INC.


                                         By:  /s/ Richard Epstein
                                              --------------------------

                                              Richard Epstein
                                         -------------------------------
                                               (Print Name)

                                                President
                                         -------------------------------
                                                 (Title)


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